UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2007

FCB BANCORP

Incorporated Under the Laws of the State of California

333-126401	20-3074387
Commission File Number	I.R.S. Employer Identification Number

1100 Paseo Camarillo

Camarillo, California 93010

(805) 484-0534

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f) First California Financial Group, Inc. (“First California”) filed a Registration Statement on Form S-4 (File No. 333-138161), as amended (the “Registration Statement”), with respect to the proposed mergers of FCB Bancorp and National Mercantile Bancorp with and into First California. First California did not include in the FCB Bancorp Summary Compensation Table in the Registration Statement the non-equity incentive plan awards payable to the FCB Bancorp named executive officers for the fiscal year ended December 31, 2006 because the personnel committee of the FCB Bancorp board of directors had not yet determined the amounts of these non-equity incentive plan awards.

The personnel committee determined on February 20, 2007 that the amounts of these incentive bonuses, which are expected to be paid to the FCB Bancorp named executive officers in March 2007, are as follows:

FCB Bancorp Named Executive Officer	Amount of Non-Equity Incentive Plan Award for 2006
C. G. Kum	$135,266

Romolo Santarosa	$67,633

Thomas E. Anthony	$33,817

Set forth below is a new FCB Bancorp Summary Compensation Table which sets forth compensation information for the fiscal year ended December 31, 2006 with respect to the FCB Bancorp named executive officers, including the above-noted non-equity incentive plan awards:

Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
C. G. Kum	2006	$275,000	$0	$33,783	$135,266	$41,040	$49,983	$535,072
President and Chief Executive Officer
Romolo Santarosa	2006	$172,500	$0	$15,473	$67,633	$19,742	$25,267	$300,615
Executive Vice President and Chief Financial Officer
Thomas E. Anthony	2006	$172,500	$0	$16,889	$33,817	$44,976	$24,067	$292,249
Executive Vice President and Chief Credit Officer

(1)	Positions shown are those currently held with FCB Bancorp.
(2)	The amounts in this column represent the 2006 compensation cost of option awards granted in and prior to 2006, except that these amount do not include any estimate of forfeitures. The grant date fair value of option awards granted was determined in accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R) and is recognized as compensation cost over the requisite service period. The FCB Bancorp’s 2005 Stock Option Plan is described in “—Employment Arrangements and Other Factors Affecting 2006 Compensation—2005 Stock Option Plan.” Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes-Merton formula using the assumptions described in Note 1 to FCB Bancorp’s audited consolidated financial statements for the years ended December 31, 2003 through 2005 and Note 2 of FCB Bancorp’s unaudited financial statements for the three and nine months ended on September 30, 2006 included in this document. These notes also describe the determination of fair value and compensation cost recognized for these option awards. In particular, an estimate of the number of awards that ultimately will be earned is made at the grant date. Those estimates may be revised each period.
(3)	This column represents short-term annual performance cash bonuses paid under FCB Bancorp’s incentive compensation program. For the FCB Bancorp named executive officers, these non-equity incentive plan awards are determined as a percentage of FCB Bancorp’s net profit for the fiscal year and the achievement of certain predetermined performance targets approved by the FCB Bancorp board of directors for the fiscal year. Messrs. Kum, Santarosa and Anthony received $116,074, $58,037 and $58,037, respectively, for fiscal 2005 which amounts were paid in 2006 and are not included in this column. See “—FCB Bancorp Compensation Discussion and Analysis—Executive Compensation Policy—Short-Term Annual Cash Bonuses” for information on FCB Bancorp’s bonus policies.
(4)	This column represents the total change from December 31, 2005 through December 31, 2006, in the accrued liability balance established with respect to the benefit obligation associated with the post-retirement salary continuation agreement of each FCB Bancorp named executive officer and accrued for in accordance with Accounting Principles Board Opinion No. 12. See “—Potential Payments on Termination or Change-in-Control” for more information on the salary continuation agreements. FCB Bancorp does not participate in nonqualified deferred compensation plans, but the salary continuation agreements may be considered as a nonqualified deferred compensation program for purposes of section 409(A) of the Internal Revenue Code.
(5)	The amounts in this column reflect for each FCB Bancorp named executive officer (1) matching contributions made by FCB Bancorp pursuant to the First California Bank 401(k) Plan, (2) the economic benefit to the FCB Bancorp named executive officer attributable to the split-dollar life insurance policies owned by FCB Bancorp with respect to such named executive officer, (3) premiums associated with group term life insurance policies and (4) the incremental cost of perquisites including the value of the monthly amounts paid to the FCB Bancorp named executive officers for the use of personally owned automobiles and cellular phones and the amounts paid by FCB Bancorp on behalf of the FCB named executive officers with respect to club memberships. See the “All Other Compensation” table that follows for additional information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCB BANCORP

Date: February 26, 2007	By:	/s/ Romolo Santarosa
Romolo Santarosa
Executive Vice President and Chief Financial Officer